Exhibit 99.1

VAALCO ENERGY, INC. PROVIDES OPERATIONAL UPDATE

HOUSTON – March 28, 2019 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or “the Company”) today announced that a workers’ strike occurred on the third party owned and operated Floating Production, Storage and Offloading vessel (FPSO) that VAALCO and its joint interest owners utilize to collect and store all production from the Etame Marin field offshore Gabon.   VAALCO and its joint interest owners have leased the FPSO Nautipa from Tinworth Limited, an affiliate of BW Offshore, since the Etame field began production in 2002.  Workers on the FPSO are members of the Gabon petroleum workers union, “ONEP,” and are retained by Tinworth.

As a precaution, the Etame Marin field was temporarily shut in on March 26, 2019.  On March 27, 2019, Tinworth advised that the work stoppage ended.  Efforts are underway to restart production and return to normal production levels.

About VAALCO

VAALCO Energy, Inc. is a Houston-based independent energy company principally engaged in the acquisition, development and production of crude oil. The Company's properties and acreage are located primarily in Gabon and Equatorial Guinea in West Africa.

Investor Contact

Al Petrie 713-543-3422